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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  JUNE 25, 1998
                Date of Report (Date of Earliest Event Reported)




                               NASHUA CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)



            1-5492-1                                     02-0170100
   (Commission File Number)                 (I.R.S. Employer Identification No.)



                               44 FRANKLIN STREET
                           NASHUA, NEW HAMPSHIRE 03060
                    (Address of Principal Executive Offices)


                                  (603)880-2323
              (Registrant's Telephone Number, Including Area Code)



                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)



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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5 - OTHER EVENTS
---------------------

On June 25, 1998, Nashua Corporation issued the following press release:

               NASHUA CORPORATION REVISES SHAREHOLDER RIGHTS PLAN
                   AND AUTHORIZES NEW STOCK REPURCHASE PROGRAM

     Nashua, NH, June 25, 1998 -- Nashua Corporation (NYSE:NSH) today announced that its Board of Directors has approved an amendment to the Company's Shareholder Rights Plan (the "Rights Plan") adopted in July 1996. The amendment increases the beneficial stock ownership and tender offer threshold at which preferred stock purchase rights would detach from the Company's common stock and become exercisable from 10% to 20%.

     Gerald G. Garbacz, Chairman, President and CEO of the Company said, "After careful review with our financial and legal advisers, the Board of Directors continues to believe that the Rights Plan adopted in July 1996 provides important protection for all our shareholders in the event the Company is confronted with coercive or unfair takeover tactics. It does not restrict consideration by the Board of any offer on terms favorable to all shareholders. Increasing the beneficial stock ownership and tender offer points to 20 percent brings the threshold to a level which is more typical in such plans, affords investors who wish to do so the opportunity to own a substantially larger stake in the Company and responds in part to the shareholder proposal approved at the Company's 1998 Annual Meeting requesting the Company to redeem the rights outstanding under the Rights Plan."

     Nashua also announced that its Board of Directors authorized the Company to repurchase from time to time in the open market up to one million shares of its common stock commencing after the announcement of the Company's second quarter financial results. The Company stated that it would purchase its shares as market and financial conditions warrant and subject to SEC regulations and Nashua's financial covenant limitations. This share repurchase implements Nashua's previously announced plan to return to stockholders a portion of the proceeds from the sale of its worldwide photofinishing businesses in April 1998.

     This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "to repurchase from time to time," "commencing after," and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the Company's future capital needs, stock market conditions, fluctuations in the price of the Company's stock, fluctuations in customer demand, intensity of competition from other vendors, timing and acceptance of new product introductions, material adverse damages in the Ricoh litigation, general economic and industry conditions and other risks set forth in the Company's filings with the SEC. The Company assumes no obligation to update the information contained in this press release.


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     Nashua Corporation markets specialty imaging products and services to industrial and commercial customers. The Company's products include thermal papers, pressure-sensitive labels and specialty papers, as well as copier, ink jet and laser printer supplies.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        NASHUA CORPORATION



Date:  July 2, 1998                     By /s/ Peter C. Anastos
                                           ---------------------
                                           Peter C. Anastos
                                           Vice President, General Counsel
                                           and Secretary